EXHIBIT 10(a)63
                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              AMENDED AND RESTATED












                              Troutman Sanders LLP
                          NationsBank Plaza, Suite 5200
                           600 Peachtree Street, N.E.
                             Atlanta, Georgia 30308



                            Effective January 1, 1998



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                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated

                                    Purposes

         The purposes of the Amended and Restated Performance Pay Plan are to focus the attention and efforts of employees on goals which have a direct and significant influence on individual, organizational and corporate performance; to improve the correlation between pay and performance for the achievement of individual, organizational and corporate goals; and to provide the potential for levels of compensation that will enhance the ability of the Operating Companies to attract, retain, and motivate employees. In order to achieve these objectives, the Performance Pay Plan is intended to pay additional compensation to eligible employees based upon individual, organizational and corporate performance. Such compensation shall be paid out of the general assets of Southern Company. No benefits under the Performance Pay Plan shall be deferred under this Plan or held in trust for the benefit of eligible employees. The Performance Pay Plan is not intended to be an employee benefit plan or any other plan subject to regulation by the Employee Retirement Income Security Act of 1974.

         The Performance Pay Plan was established effective January 1, 1989. It has subsequently been amended and restated effective January 1, 1991, January 1, 1993 and January 1, 1996. The Board of Directors of Southern Company Services, Inc. now desires to amend and restate the Performance Pay Plan to expand eligibility and modify the basis for funding and allocating Incentive Pay Awards and to provide for certain plan distributions in the event of a change in control of Southern Company or of an Operating Company. The effective date of this amendment and restatement (the "Restatement Effective Date") of the Performance Pay Plan shall be January 1, 1998.


                                    ARTICLE I

                                   Definitions

         For purposes of the Performance Pay Plan, the following terms shall have the following meanings, unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean base salary or wages paid to an Employee before deductions for taxes, social security, etc., including all amounts contributed on an Employee's behalf by an Operating Company to the Southern Electric System Flexible Benefits Plan or the Southern Company Flexible Benefits Plan, any amounts contributed on an Employee's behalf by any Operating Company to the Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to an Employee's exercise of any deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed on an Employee's behalf to the Southern Company Deferred Compensation Plan, but excluding all awards under the Southern Company Performance Pay Plan, the Southern Company Executive Productivity Improvement Plan and the Southern Company Productivity Improvement Plan, overtime pay, shift differential and substitution pay. Annual Salaries of Employees who commence service during a Performance Period and Annual Salaries of Employees who terminate their employment for one of the reasons set forth in Section 2.1(b)(1)-(5) shall be prorated based upon their date of commencement or termination of service with their Operating Company in accordance with Schedule I or Schedule II hereof, as appropriate. With respect to Covered Employees, "Annual Salary" shall be defined in the Covered Employee Plan established by an Operating Company for the benefit of Covered Employees.

         1.2 "Base Funding Opportunity" shall mean the funding percentage determined with reference to ROE earned by Southern Company and each Operating Company as provided in Schedule VII hereof.

         1.3 "Beneficial Ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         1.4 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.5 "Business Combination" shall mean a reorganization, merger or consolidation or sale of Southern Company or a sale of all or substantially all of Southern Company's assets.

         1.6 "Company Goals" shall mean the goals established annually by the Southern Company Leadership Council and set forth in Schedule III hereof.

         1.7 "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         1.8 "Control" shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         1.9 "Covered Employee" shall mean an employee of an Operating Company covered by a collective bargaining agreement between the Operating Company and a union or other employee representative who participates in a Covered Employee Plan.

         1.10 "Covered Employee Plan" shall mean a performance based plan established for the benefit of Covered Employees by an Operating Company pursuant to a collective bargaining agreement which plan is maintained in conjunction with this Performance Pay Plan.

         1.11 "Earnings Thresholds" shall mean the Southern Company Earnings Threshold and the Operating Company Earnings Threshold set forth at Section 3.1 of the Plan.

         1.12 "Effective Date" shall mean January 1, 1989. The "Restatement Effective Date" shall mean January 1, 1998.

         1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.14 "Employee" shall mean each active full-time and regular part-time employee of an Operating Company, regardless of their classification as an exempt or non-exempt employee. The term "Employee" shall not include any person who is a temporary employee, cooperative employee, a contractor of an Operating Company or an employee covered by a collective bargaining agreement unless such employee is eligible to participate in the Plan as an Employee pursuant to an agreement between his Operating Company and his collective bargaining representative. In addition, the term "Employee" shall not include any employee who is eligible to participate in any incentive compensation program maintained by his Operating Company that specifically provides that an eligible employee under such program shall not be entitled to also receive Incentive Pay Awards under this Plan.

         1.15 "Funding Unit" shall mean each organizational unit established by an Operating Company for which Company Goals are established and assessed for the purpose of paying Incentive Pay Awards.

         1.16 "Group" shall have the meaning set forth in Section 14(d) of the Exchange Act.

         1.17 "Incentive Pay Award" shall mean the amount awarded to a Participant in accordance with Article IV hereof.

         1.18 "Incentive Pay Award Pool" shall mean the pool of funds established in accordance with Article III hereof either for the benefit of Employees or for the benefit of Covered Employees, respectively, and which funds are allocated to each Operating Company.

         1.19 "Incumbent Board" shall mean those individuals who constitute the Southern Board as of the Restatement Effective Date plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to the Restatement Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

         1.20 "Non-Adopting Company" shall mean any subsidiary or affiliate of Southern Company which is not an Operating Company.

         1.21 "Operating Companies" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to be eligible to participate under the Plan and which shall adopt the Plan, and any successor of any such affiliate or subsidiary. The Operating Companies as of the Restatement Effective Date are as follows: Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Company Services, Inc. and Southern Nuclear Operating Company, Inc.

         1.22 "Participant" shall mean all Employees and Covered Employees who satisfy the criteria set forth in Article II.

         1.23 "Performance Period" shall mean each 12-month period commencing on the first day of January and ending on the last day of December next following.

         1.24 "Person" shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         1.25 "Plan" shall mean the Southern Company Performance Pay Plan, as described herein or as from time to time amended.

         1.26 "Plan Administrator" shall mean Southern Company Compensation and Benefits Department.

         1.27 "Plan Termination" shall mean the termination of the Plan by an Employing Company or Southern Company following a Southern Change in Control unless an equitable arrangement (embodied in an ongoing substitute or replacement plan) has been made with respect to the Plan in connection with the Southern Change in Control. For purposes of this Plan, an ongoing substitute or alternative plan shall be considered an "equitable arrangement" if a nationally recognized compensation consulting firm chosen by the Committee opines in writing that the post-Southern Change in Control plan is an equitable substitute or replacement of the Plan, and that such substitute or alternative plan provides substantially similar target opportunities and a substantially similar level of performance difficulty.

         1.28     "ROE" shall mean return on equity.

         1.29 "Southern Board" shall mean the Board of Directors of Southern Company.

         1.30     "Southern Change in Control" shall mean any of the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern Company's Voting Securities; provided, however, that for purposes of this subsection
         (a), the following acquisitions of Southern's Voting Securities shall not constitute a Change in Control:

                           (i) any acquisition directly from Southern Company,

                           (ii) any acquisition by Southern Company,

                           (iii) any acquisition by any employee benefit plan
                  (or related trust) sponsored or maintained by Southern Company or any corporation controlled by Southern Company,

                           (iv) any acquisition by a qualified pension plan or
                  publicly held mutual fund,

                           (v) any acquisition by an Employee or Group composed
                  exclusively of Employees, or

                           (vi) any Business Combination which would not
                  otherwise constitute a Change in Control because of the application of clauses (i), (ii) and (iii) of Section 1.30(c);

                  (b) A change in the composition of the Southern Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or

                  (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

                           (i) all or substantially all of the individuals and
                  entities who held Beneficial Ownership, respectively, of Southern Company's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern Company's Voting Securities or all or substantially all of Southern Company's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern Company's Voting Securities,

                           (ii) no Person (excluding any corporation resulting
                  from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of Employees or employee benefit plan (or related trust) of Southern Company, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination, and

                           (iii) at least a majority of the members of the board
                  of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.

         1.31     "Southern Company" shall mean The Southern Company.

         1.32     "Southern Termination" shall mean the following:

                  (a) The Consummation of a reorganization, merger or consolidation of Southern Company under circumstances where either (i) Southern Company is not the surviving corporation or (ii) Southern Company's Voting Securities are no longer publicly traded;

                  (b) The Consummation of a sale or other disposition of all or substantially all of Southern Company's assets; or

                  (c) The Consummation of an acquisition by any Person of Beneficial Ownership of all of Southern Company's Voting Securities such that Southern Company's Voting Securities are no longer publicly traded.

         1.33     "Subsidiary Change in Control" shall mean the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Operating Company; provided, however, that for purposes of this Section 1.33, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Change in Control.

                  (b) Consummation of a reorganization, merger or consolidation of an Operating Company (an "Operating Company Business Combination"), in each case, unless, following such Operating Company Business Combination, Southern Company Controls the corporation surviving or resulting from such Operating Company Business Combination, or

                  (c) Consummation of the sale or other disposition of all or substantially all of the assets of an Operating Company to an entity which Southern Company does not Control.

         1.34 "Southern Company Earnings Test" shall mean the test set forth at
Section 3.2(b) of the Plan.

         1.35 "Southern Company Earnings Threshold" shall mean the percentage ROE determined under Section 3.1(a).

         1.36 "Subsidiary Employee" shall mean an Employee of an Operating Company which has undergone a Subsidiary Change in Control.

         Where the context requires, words in the masculine gender include the feminine and neuter genders and words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                  Participation

         2.1 Employees. All Employees of an Operating Company shall be eligible to participate in the Plan and receive Incentive Pay Awards.

                  (a) Employees who commence service with an Operating Company after January 1 and before December 15 of a Performance Period shall be eligible to receive Incentive Pay Awards in the same proportion as the ratio of the number of months employed during a Performance Period bears to the total number of months in a Performance Period. The following shall apply for purposes of calculating the number of months of employment with an Operating Company under this Section 2.1:

                           (1) Employees whose effective date of employment is
                  on or before the fourteenth (14th) day of a month shall be considered Employees as of the first day of such month; and

                           (2) Employees whose effective date of employment is
                  on or after the fifteenth (15th) day of a month shall not be considered Employees until the first day of the next succeeding month.

                  (b) Employees whose effective date of employment is on or after December 15 of a Performance Period shall not be eligible to participate until the next succeeding Performance Period.

                  (c) Employees whose employment with an Operating Company is terminated during a Performance Period for one of the following reasons shall be eligible to receive an Incentive Pay Award for such Performance Period on a pro-rata basis:

                           (1) retirement,

                           (2) total disability (as determined by the Social
                  Security Administration),

                           (3) death,

                           (4) termination of employment, but only in the event
                  the Participant shall transfer to or be reemployed by a Non-Adopting Company, or any successor thereto, during such Performance Period, or

                           (5) termination from participation in the Plan
                  because the requirements of Section 1.21 of the Plan are not met.

                  (d) The pro-rata amount of an Incentive Pay Award shall be determined for the Performance Period in which a termination described in Section 2.1(c) occurs by a fraction which is the number of months of employment with an Operating Company during the Performance Period, divided by the total number of months in the Performance Period. The following shall apply for purposes of calculating the number of months of employment with an Operating Company under this Section 2.(1)(d) for an Employee whose service is terminated for one of the reasons described in Section 2.1(c):

                           (1) The month in which the Employee's service
                  terminates shall not be considered if such terminating event occurs on or before the fourteenth (14th) day of the month; and

                           (2) The month in which the Employee's service
                  terminates shall be considered if such terminating event occurs on or after the fifteenth (15th) day of the month.

                  (e) An Employee whose employment with an Operating Company is terminated during a Performance Period for any reason other the reasons described in Section 2.1(c) shall not be eligible to receive an Incentive Pay Award for such Performance Period.

         2.2 Covered Employees. All Covered Employees of an Operating Company who are covered under a Covered Employee Plan shall not be eligible to participate in the Plan, but shall be eligible to participate in the Covered Employee Plan and to receive Incentive Pay Awards in accordance with the terms of such Covered Employee Plan.

         2.3 Notwithstanding any other provision of the Plan, all Participants covered by a collective bargaining agreement shall become ineligible for Incentive Pay Awards for and after any Performance Period in which such collective bargaining agreement expires or is terminated for any reason.

                                   ARTICLE III

                         Funding of Incentive Pay Awards

         3.1 Earnings Thresholds. Incentive Pay Award Pools shall be eligible for funding for the Performance Period in an amount determined in accordance with this Article III for each Operating Company, provided both of the Earnings Thresholds set forth in Sections 3.1(a) and (b) are achieved, provided however, notwithstanding anything to the contrary in this Section 3.1, no Earnings Threshold shall apply in the Plan Year of a Southern Change in Control.

                  (a) Southern Company Earnings Threshold. The Southern Company Earnings Threshold shall be met if Southern Company achieves earnings during the Performance Period equal to or greater than a percentage return on equity, which percentage is designated by the Southern Company Leadership Council by no later than the end of each Performance Period and which percentage shall be set forth on Schedule IV hereof.

                  (b) Operating Company Earnings Threshold. The Operating Company Earnings Threshold shall be met with respect to an Operating Company which achieves earnings during the Performance Period equal to or greater than a percentage return on equity, which percentage is designated for such Operating Company by the Southern Company Leadership Council no later than the end of each Performance Period and which percentage and its dollar equivalent shall be set forth on
         Schedule V hereof.

                  (c) Funding Eligibility. If, during the Performance Period, the Southern Company Earnings Threshold is not satisfied, no Incentive Pay Award Pool for any Operating Company shall be eligible for funding. If, during the Performance Period, the Southern Company Earnings Threshold is satisfied, but an Operating Company fails to satisfy its Operating Company Earnings Threshold, such Operating Company's Incentive Pay Award Pool shall not be eligible for funding. If, during the Performance Period, the Southern Company Earnings Threshold is satisfied and the Operating Company satisfies its Operating Company Earnings Threshold, such Operating Company's Incentive Pay Award Pools shall be eligible for funding in accordance with this Article III.

         3.2 Funding for Employee Participants. Subject to the provisions of
Section 3.2(c) hereof, Plan funding for the Incentive Pay Award Pool benefiting Employees for each Operating Company shall equal for any given Performance Period the percentage provided under the Southern Company Earnings Test set forth in Section 3.2(a) hereof reduced or increased by the achievement of the Company Goals set forth in Section 3.2(b) hereof.



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                  (a) Southern Company (Core Business only) Earnings Test. The
         Southern Company (Core Business only) Earnings Test set forth in
         Schedule VII hereof shall be applied at the end of each Performance Period to determine the Base Funding Opportunity.

                  (b) Operating Company (Core Business only) Earnings Test. The Operating Company (Core Business only) Earnings Test set forth in
         Schedule VIII hereof shall be applied at the end of each Performance Period to determine the Base Funding Opportunity.

                  (c) Company Goals. The Chief Executive Officer of Southern Company shall determine in his sole discretion whether to increase or decrease the Base Funding Opportunity established in Section 3.2(a) hereof based on achievement of the Company Goals set forth in Schedule III hereof. Such increase or decrease shall not cause a deviation of more than 10% in the Base Funding Opportunity.

                  (d) Employee Transfers. If an Employee Participant transfers from one Funding Unit to another Funding Unit during a Performance Period, the transferee Funding Unit will fund such Participant's Incentive Pay Award for the entire Performance Period, and shall include such Participant's Annual Salary in the calculation of the Incentive Pay Award Pool for the transferee Funding Unit without prorating the Annual Salary of such Participant for the Performance Period.

         3.3 Funding for Covered Employee Participants. With respect to a Covered Employee Plan sponsored by an Operating Company, such Plan shall be funded in accordance with this Section 3.3.

                  (a) Funding Eligibility. A Covered Employee Plan shall be acceptable for funding provided the Earnings Thresholds set forth in
         Section 3.1 are satisfied.

                  (b) Maximum Dollar Amount. Provided the Incentive Pay Award Pool for a Covered Employee Plan is acceptable for funding under
         Section 3.3(a) hereof, the Incentive Pay Award Pool for a Covered Employee Plan shall be funded in accordance with its terms, except that the maximum dollar amount of the Incentive Pay Award Pool for the Covered Employee Plan shall be subject to and may be limited by the Southern Company Earnings Test.

         3.4 Extraordinary Item Exception. If requested by an Operating Company, at the sole discretion of the Chief Executive Officer of Southern Company, the Incentive Pay Award Pool for a Performance Period may be calculated without regard to any extraordinary item of income or expense ("Extraordinary Item") incurred by Southern Company or any Operating Company, provided such determination is made prior to the close of the Performance Period. If the Chief Executive Officer of Southern Company approves an Extraordinary Item, it shall be identified in Schedule VI hereof, and, in addition, an explanation as to how such Extraordinary Item shall impact the funding of the Plan and the Incentive Pay Award Pool of the Operating Company requesting approval of the Extraordinary Item shall be set forth therein.

         3.5 Determination of Funding Amount. Funding in accordance with this
Article III shall be fixed in all events by the end of each Performance Period.


                                   ARTICLE IV

                        Incentive Pay Award Opportunities

         4.1      Employee Participants.

                  (a) The Incentive Pay Award Pool benefiting Employee Participants of an Operating Company shall be allocated to each Operating Company in accordance with Article III hereof. The amount allocated to each Operating Company shall then be distributed by the Plan Administrator among Participants in proportion to each such Participant's Annual Salary.

                  (b) The Plan Administrator shall be solely responsible for calculating each Participant's Incentive Pay Award and distributing such Incentive Pay Award.

                  (c) The Plan Administrator shall endeavor to pay the Incentive Pay Awards for a Performance Period to the Participants not later than two and one-half (2 1/2) months following the close of the preceding Performance Period, or such shorter or longer period of time following the close of the preceding Performance Period as may be required under the Internal Revenue Code to preserve the timely accrual of the federal income tax deduction for Incentive Pay Awards paid with respect to such Performance Period.

                  (d) The Incentive Pay Award payment shall be made in cash or its functional equivalent and the receipt of such payment may not be deferred under this Plan at the option of the Participant. In the event of a Participant's death prior to the payment of any Incentive Pay Award payable to the Participant, such amount shall be paid to the estate of the Participant.


         4.2      Covered Employee Participants.

                  (a) The Incentive Pay Award Pool benefiting Covered Employees of an Operating Company shall be allocated among Covered Employee Participants in the Covered Employee Plan in accordance with the terms of such Covered Employee Plan.

(b) The Plan Administrator shall be solely responsible for calculating and distributing each Participant's Incentive Pay Award in accordance with the terms of the Covered Employee Plan in which the Covered Employee Participant participates.

                                    ARTICLE V

                                Change in Control

         5.1 Southern Change in Control. In the event of a Southern Change in Control, if there is no Plan Termination, payout of Incentive Pay Awards to Participants for the Performance Period in which the Southern Change in Control shall have occurred shall be the greater of actual or target performance under the Plan.

         5.2 Plan Termination. Notwithstanding any other provision of this Plan to the contrary, in the event of a Plan Termination within two (2) years following a Southern Change in Control, each Participant who is an Employee on the date of such Plan Termination shall be entitled to receive within thirty
(30) days of the Plan Termination, cash in an amount equal to a pro-rated payout of his Incentive Pay Award under the Plan for the Performance Period in which the Plan Termination shall have occurred, at the greater of target or actual performance under the Plan and prorated by the number of months which have passed since the beginning of the Performance Period until the date of the Plan Termination.

         5.3 Subsidiary Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Subsidiary Change in Control, each Subsidiary Employee on the date of such Change in Control whose employment is not transferred upon such Subsidiary Change in Control to another Operating Company shall be entitled to receive within thirty (30) days of the Subsidiary Change in Control, cash in an amount equal to a prorated payout of his Incentive Pay Award under the Plan for the Performance Period in which the Subsidiary Change in Control shall have occurred, at the greater of actual or target performance under the Plan and prorated by the number of months which have passed since the beginning of the Performance Period until the date of the Subsidiary Change in Control.

5.4 Southern Termination. Notwithstanding any other provision of this Plan to the contrary, in the event of a Southern Termination, each Participant on the date of such Southern Termination shall be entitled to receive within thirty
(30) days of the Southern Termination, cash in an amount equal to a prorated payout of his Incentive Pay Award under the Plan for the

Performance Period in which the Southern Termination shall have occurred, at the greater of actual or target performance under the Plan and prorated by the number of months which have passed since the beginning of the Performance Period until the date of the Southern Termination. This Plan shall terminate immediately following the payments provided for in this Section

5.5 Pro rata Calculation. For purposes of calculating any pro rata Incentive Pay Awards under this Article V, a month shall not be considered if the determining event occurs on or before the 14th day of the month, and a month shall be considered if the determining event occurs on or after the 15th day of the month.

                                   ARTICLE VI

                             Administration of Plan

         6.1 Employment of Agents. The Plan Administrator shall be responsible for the daily administration of the Plan and may appoint other persons or entities to perform or assist in the performance of any of its fiduciary duties, subject to its review and approval. The Plan Administrator shall have the right to remove any such appointee from his position without cause or notice. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

         6.2      Record Keeping and Reporting.

                  (a) The Plan Administrator shall maintain permanent records and accounts of Participants and shall be responsible for all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open to inspection and audit by the boards of directors of the Operating Companies and any persons designated thereby at all reasonable times.

                  (b) The Plan Administrator shall undertake the preparation and filing of all documents and forms required by any governmental agency. The Plan Administrator shall keep all such books of account records, and other data as may be necessary for proper administration of the Plan.

         6.3 Responsibilities in General. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as more particularly set forth herein. The Plan Administrator shall interpret the Plan and shall determine all questions concerning eligibility, administration, interpretation, and application of the Plan, and all such determinations shall be conclusive and binding on all Participants and interested persons. The Plan Administrator shall adopt such procedures and guidelines as it deems necessary or desirable in order to discharge its duties hereunder.



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         6.4 Indemnification. The Operating Companies shall indemnify the Plan
Administrator against any and all claims, losses, damages, expenses, and liability arising from its actions or omissions, except when the same are finally adjudicated to be due to gross negligence or willful misconduct. The Operating Companies may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages, and expenses arising from any action or omission in connection with the execution of the duties as the Plan Administrator.

         6.5 Service of Process. The Plan Administrator shall be the appointed agent for the service of process.

                                   ARTICLE VII

                            Miscellaneous Provisions

         7.1 No Right of Assignment or Alienation. Neither the Participant nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         7.2 No Trust Requirement. Unless the Board of Directors shall in its discretion determine otherwise, the Operating Companies shall neither reserve nor otherwise set aside funds for the payments of Incentive Pay Awards under the Plan.

         7.3 Amendment and Termination of Plan. Except for the provisions of
Article V hereof, which may not be amended following a Southern Change in Control, Subsidiary Change in Control or a Southern Termination, the Board of Directors may terminate the Plan at any time or may from time to time amend the Plan; provided, however, that no amendment shall impair any rights to payments which have been earned under the Plan prior to the termination or amendment. Any amendment or termination of the Plan shall apply, in the Board of Directors' sole discretion, with respect to all Employees participating in the Plan, irrespective of whether any such amendment or termination has been collectively bargained. Notwithstanding the foregoing, in the event that the Plan is terminated before funding is fixed at the end of a Performance Period, no Incentive Pay Award shall be funded, and accordingly, no Incentive Pay Awards shall be paid for such Performance Period.

         7.4      Incentive Pay Award as Compensation.

                  (a) Incentive Pay Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Operating Company.

                  (b) There shall be deducted from each Incentive Pay Award to a Participant the amount of any tax required to be withheld by any governmental authority and paid over by the Operating Company to such governmental authority.

         7.5 Coordination with Benefit Plans. Any Incentive Pay Awards paid to a Participant while employed by an Operating Company shall not be considered in the calculation of the Participant's benefits under any employee welfare or pension benefit plan maintained by an Operating Company, unless otherwise specifically provided therein.

         7.6 Plan Not a Contract. The Plan shall not be deemed to constitute a contract between an Operating Company and any Employee or Covered Employee, nor shall anything herein contained be deemed to give any Employee or Covered Employee any right to be retained in the employ of an Operating Company or interfere with the right of the Operating Company to discharge any Employee or Covered Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

         7.7 Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia except for the application of any law which would require the use of the laws of another state.

         7.8 Pooling Accounting. Notwithstanding anything to the contrary herein, if, but for any provision of this Plan, a Change in Control transaction would otherwise be accounted for as a pooling of interests under APB No. 16 ("Pooling Accounting") (after giving effect to any and all other facts and circumstances affecting whether such Change in Control transaction would use Pooling Accounting), such provision or provisions of this Plan which would otherwise cause the Change in Control transaction to be ineligible for Pooling Accounting shall automatically be void and ineffective in such a manner and to the extent that be eliminating such provision or provisions of this Plan, Pooling Accounting would be required for such Change in Control transaction and Pooling Accounting is in fact used for such Change in Control transaction.








         IN WITNESS WHEREOF, Southern Company Services, Inc., through its officers duly authorized, hereby amends and restates Southern Company Performance Pay Plan this _____ day of , 1999, to be effective January 1, 1998.




             SOUTHERN COMPANY SERVICES, INC.



             By:      _____________________________________________________
                      Christopher C. Womack
                      Senior Vice President, Human Resources



Attest:


By:      ____________________________________________
         Tommy Chisholm
         Secretary


         [Corporate Seal]

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                   SCHEDULE I

Employment Date____________         Accrual          Factor

January 1 - January 14_____         12/12    =        1.00

January 15 - February 14___         11/12    =         .92

February 15 - March 14_____         10/12    =         .83

March 15 - April 14________          9/12     =        .75

April 15 - May 14__________          8/12    =         .67

May 15 - June 14___________          7/12    =         .58

June 15 - July 14__________          6/12    =         .50

July 15 - August 14________          5/12     =        .42

August 15 - September 14___          4/12    =         .33

September 15 - October 14__          3/12    =         .25

October 15 - November 14___          2/12    =         .17

November 15 - December 14__          1/12    =         .08

December 15 - December 31__          0/12    =         .00

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                   SCHEDULE II

Termination Date___________         Accrual             Factor

December 15 - December 31__         12/12        =       1.00

November 15 - December 14__         11/12        =        .92

October 15 - November 14___         10/12        =        .83

September 15 - October 14__          9/12        =        .75

August 15 - September 14___          8/12        =        .67

July 15 - August 14________          7/12        =        .58

June 15 - July 14__________          6/12        =        .50

May 15 - June 14___________          5/12        =        .42

April 15 - May 14__________          4/12        =        .33

March 15 - April 14________          3/12        =        .25

February 15 - March 14_____          2/12        =        .17

January 15 - February 14___          1/12        =        .08

January 1 - January 14_____          0/12        =        .00

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                  SCHEDULE III
                               1998 COMPANY GOALS

----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
BIG         1998 Goals                               APC            GPC             GULF          MPC          SAV          SNC
---         -----------                              ---            ---             ----          ---          ---          ---
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
    I       o    Cost Goal(1)(2)                     $1,144         $1,350          $231          $229         $86.4        $592
                                                     $1,107         $1,296          $224          $222         $83.2        $575

----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
    II      o    Overhead Cost Goal(1)(2)(3)         $123.0         $219.0          $31.0         $26.0        $15.0        $9.0
                                                     $119.0         $210.0          $30.0         $25.0        $14.6        $9.3

----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
    IV      o    Cashflow - above capital            $355.0         $645.0          $55.1         $47.0        $22.6        $44.0(4)
                 reinvestment and dividend           $369.0         $665.0          $57.7         $49.7        $23.5        $43.0(4)
                 requirements(1)(2)

----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------
    IX      o    Each operating company will
                 measure customer satisfaction
                 relative to a peer group of 16
                 competitive utilities. Customer
                 satisfaction scores will be
                 equally weighted across
                 residential and business
                 customers (commercial, industrial
                 and large energy users), and will
                 be scored on a ranking scale
                 where entry into the top quartile
                 represents 100% achievement of
                 this goal.
----------- ---------------------------------------- -------------- --------------- ------------- ------------ ------------ --------

(1)Dollars expressed in millions
(2)Goal assumes 100% performance level. Second figure in column assumes 110% performance level.
(3)Figures shown indicate levels of overhead cost, except for Southern Nuclear data which represents reductions in overheads.

*Cash flow goal for Southern Nuclear represents level of capital spending.

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                   SCHEDULE IV
                     THE SOUTHERN COMPANY EARNINGS THRESHOLD








            Year                                   Percentage ROE


            1998                                       10.75%

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                   SCHEDULE V
                      OPERATING COMPANY EARNINGS THRESHOLD




                                 Percentage ROE

                                                     Southern
Year   Alabama  Georgia  Gulf  Mississippi  Savannah  Nuclear  SCS  SOCO
----   -------  -------  ----  -----------  --------  -------  ---  ----

1998     12%      12%    12%       12%        12%       12%    12%  12%

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                   SCHEDULE VI

                               EXTRAORDINARY ITEMS

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                  SCHEDULE VII
               SOUTHERN COMPANY (CORE BUSINESS ONLY) EARNINGS TEST





                                                      Southern
Year  Alabama  Georgia  Gulf   Mississippi  Savannah  Nuclear   SCS    SOCO
----  -------  -------  ----   -----------  --------  -------   ---    ----

1998   13.5%    13.5%   13.5%     13.5%      13.5%     13.5%   13.5%  13.5%

                                SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1998

                                  SCHEDULE VIII
              OPERATING COMPANY (CORE BUSINESS ONLY) EARNINGS TEST





                                                    Southern
Year  Alabama  Georgia  Gulf  Mississippi Savannah  Nuclear   SCS   SOCO
----  -------  -------  ----  ----------- --------  -------   ---   ----

1998   13.5%    13.5%   13.5%    13.5%      13.5%    13.5%   13.5%  13.5%